Exhibit 32.1

CERTIFICATE OF CHIEF EXECUTIVE AND FINANCIAL OFFICERS

This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

The undersigned, who are the Chief Executive Officer and Chief Financial Officer of Behringer Harvard REIT I, Inc. (the “Company”), each hereby certify as follows:

The Quarterly Report on Form 10-Q of the Company (the “Report”), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 14th day of November, 2006.

/s/ Robert M. Behringer
Robert M. Behringer, Chief Executive Officer

/s/ Gary S. Bresky
Gary S. Bresky, Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the registrant and will be retained by the registrant and furnished to the SEC or its staff upon request.